Exhibit 10.3

WARRANT EXERCISE AGREEMENT

This Warrant Exercise Agreement (this “Agreement”), dated as of July 18, 2022, is by and between ShiftPixy, Inc., a Wyoming corporation (the “Company”), and the undersigned holder (the “Holder”) of 7,523,511 warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which warrants were issued in September 2021 and are exercisable at an exercise price of $1.595 per share (the “Original Warrants”).

WHEREAS, the shares of common stock issuable upon exercise of the Holder’s Original Warrants (the “Warrant Shares”) are currently registered for resale pursuant to a registration statement as amended on Form S-3 (File No. 333-259619), which became effective on May 3, 2022 (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Original Warrants pursuant to this letter agreement, will be effective for the resale of the Warrant Shares.

WHEREAS, the Holder wishes to exercise 5,000,000 of such Original Warrants as set forth herein.

WHEREAS, the Holder and the Company desire to reduce the exercise price of the Holder’s 9,896,906 warrants to purchase shares of the Company’s common stock, issued in January 2022 (the “January 2022 Warrants”) to $0.26 and to extend the expiration date of the January 2022 Warrants to July 28, 2029;

WHEREAS, in consideration for exercising 5,000,000 of the Original Warrants held by the Holder (the “Warrant Exercise”) at the exercise price per Warrant Share as set forth in Section 2.1(a), the Company shall issue to such Holder or its designee: a new unregistered Common Stock Purchase Warrant (“New Warrant”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), to purchase up to 34,840,834 shares (the “New Warrant Shares”) of Common Stock (equal to 200% of the sum of the total number of Warrant Shares and January 2022 Warrants), which New Warrant shall be substantially in the form as reflected in Exhibit A hereto.

WHEREAS, on the Closing Date (as defined below), the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the Securities Act (as defined below) and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holder and the Company agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Original Warrants.

ARTICLE II

EXERCISE OF EXISTING WARRANT

Section 2.1 Exercise of Original Warrants.

(a) The Company and the Holder hereby agree that the Holder shall immediately exercise the Original Warrants with respect to 5,000,000 Warrant Shares at an exercise price per share equal to $0.26 per share, pursuant to the terms of the Original Warrants (the “Warrant Exercise”), and the exercise price of all of (i) the Original Warrants and (ii) the January 2022 Warrants, is hereby reduced to $0.26. The expiration date of the Original Warrants is hereby extended to May 3, 2029 and the expiration date of the January 2022 Warrants is hereby extended to July 28, 2029. The Holder agrees to vote the Warrant Shares issuable pursuant to the Warrant Exercise in favor of a reverse split of the Company’s common stock and agrees that it will not sell, transfer, or assign any of such Warrant Shares prior to such vote.

(b) Upon satisfaction of the covenants and conditions set forth in Section 2.3 but no later than the 2nd Trading Day following the date hereof, the closing shall occur at the offices of the Company or such other location as the parties shall mutually agree. The Holder shall deliver the aggregate cash exercise price for the Warrant Exercise hereunder to the bank account set forth on the Company’s signature page hereto within two (2) Trading Days following the date hereof and the Company shall deliver the Warrant Shares issuable under the Warrant Exercise to the Holder via the DWAC pursuant to the terms of the Original Warrant, but pursuant to instructions set forth on the Holder’s signature page hereto. The date of the closing of the Warrant Exercise shall be referred to as the “Closing Date”.

Section 2.2 Issuance of New Warrant. The Company shall issue to the Holder a New Warrant to purchase such number of shares of the Company’s Common Stock as shall be 200% the sum of the total number of Warrant Shares and the January 2022 Warrants. At the closing as set forth herein, the Company shall deliver to the Holder the New Warrants to which such Holder is entitled and shall deliver an originally executed New Warrant to the Holder.

Section 2.3 Filing of Form 8-K. Prior to 9:30 A.M. on July 19, 2022, the Company shall file a Current Report on Form 8-K with the Commission disclosing the material terms of the transactions contemplated hereby, which shall include a form of this Agreement and the Registration Rights Agreement (the “8-K Filing”). From and after the 8-K Filing, the Company represents to the Holder that it shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) or any of their respective officers, directors, employees or agents that is not disclosed in press release. In addition, effective upon the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate.

Section 2.4. Legends; Restricted Securities.

(a) The Holder understands that the New Warrant and the New Warrant Shares are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(b) Certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act, (iii) if such New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrant), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions, (iv) if such New Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the New Warrant) and the Company is then in compliance with the current public information required under Rule 144 as to such New Warrant Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”) and the earliest of clauses (i) through (v), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the Holder, which opinion shall be in form and substance reasonably acceptable to the Holder. From and after the Delegend Date, such New Warrant Shares shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than two (2) Trading Days following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend (such second (2nd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

(c) In addition to the Holder’s other available remedies, the Company shall pay to a Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant Shares (based on the VWAP of the shares of Common Stock on the date such New Warrant Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Holder by the Legend Removal Date a certificate representing the New Warrant Shares so delivered to the Company by the Holder that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of New Warrant Shares that the Company was required to deliver to the Holder by the Legend Removal Date and for which the Holder was required to purchase shares to timely satisfy delivery requirements, multiplied by (B) the lowest closing sale price of the shares of Common Stock on any Trading Day during the period commencing on the date of the delivery by the Holder to the Company of the applicable Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (B).

2.5 Subsequent Equity Sales. From a period of 90 days commencing on the date hereof, neither the Company nor any subsidiary shall (A) except for Exempt Issuances (as defined hereunder), issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents or (B) file any registration statement or any amendment or supplement to any existing registration statement (other than a resale registration statement or prospectus supplements to the Registration Statement to reflect the transactions contemplated hereby). The Company will not file any registration statement (other than a resale registration statement or prospectus supplements to the Registration Statement to reflect the transactions contemplated hereby) until there is an effective resale registration statement for all of the New Warrant Shares and the shares issuable upon exercise of the January 2022 Warrants. The Holder hereby waives any prohibitions on the Company under Section 2.4(c) of the warrant exercise agreement, dated January 26, 2022, between the Company and the Holder, with the respect to the transactions under this Agreement. For the avoidance of doubt, the Company is permitted to file amendments or supplements (or the final prospectus for) to the Registration Statement, except that no additional securities may be included in any amendment thereto. “Exempt Issuance” means the issuance of (a) securities pursuant to the surrender of preferred stock options, between the Company and Scott Absher (including shares of Common Stock issuable upon conversion of the preferred stock issuable thereunder), (b) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (c) securities issuable hereunder or upon the exercise or exchange of or conversion of any securities issued hereunder or issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement, or (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the 90 day prohibition period included herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Holder that as of the date of its execution of this Agreement:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Registration Rights Agreement and the New Warrants, and to issue the Warrant Shares and New Warrant Shares, and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its shareholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Organization. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Wyoming.

(c) Registration Statement. The Warrant Shares are registered for resale to the Holder on the Registration Statement, and the Company knows of no reasons why such Registration Statement shall not remain available for the issuance of such Warrant Shares for the foreseeable future. The Company shall use commercially reasonable efforts to keep the Registration Statement effective and available for use by the Holder until all Warrant Shares are issued to the Holder.

(d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(e) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or any of its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Holder regarding the Company and its subsidiaries, their respective businesses and the transactions contemplated hereby, including but not limited to the disclosure set forth in the SEC Reports, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As used herein, “SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, including all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.

(f) Issuance of Securities. The issuance of the New Warrant is duly authorized and, upon issuance in accordance with the terms of this Agreement, the New Warrant shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof. As of the Closing Date, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds the maximum number of New Warrant Shares issuable upon exercise of the New Warrant (without taking into account any limitations on the exercise of the New Warrant set forth therein). Upon exercise of the New Warrant in accordance with the terms of the New Warrant, the Warrant Shares when issued will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 3.2 of this Agreement, the offer and issuance by the Company of the New Warrant is exempt from registration under the Securities Act.

(g) No General Solicitation. Neither the Company, nor any of its subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the New Warrant.

(h) No Integrated Offering. None of the Company, its subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the New Warrant or the shares of Common Stock underlying the New Warrant (collectively, the “Securities”) under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of shareholders of the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings for purposes of any such applicable shareholder approval provisions

(i) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act ("Regulation D Securities"), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

Section 3.2 Representations and Warranties of the Holder. The Holder hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement:

(a) Due Authorization. The Holder represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable against it in accordance with its terms.

(b) No Conflicts. The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Holder’s organizational or charter documents, or (ii) conflict with or result in a violation of any agreement, law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority which would interfere with the ability of the Holder to perform its obligations under this Agreement.

(c) Access to Information. The Holder acknowledges that it has had the opportunity to review this Agreement and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the exercise of the Original Warrants and the merits and risks of investing in the Warrant Shares underlying the Original Warrants; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(d) Holder Status. The Holder is an “accredited investor” as defined in Rule 501 under the Securities Act.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Reserved.

Section 4.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made by email to the email address of Holders set forth on Holders’ signature page.

Section 4.3 Survival. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by any party hereto or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the Warrant Shares and New Warrant Shares. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided, however, that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

Section 4.4 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 4.5 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 4.6 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision in the Original Warrants.

Section 4.7 Entire Agreement. The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 4.8 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 4.9 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Warrant Shares.

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IN WITNESS WHEREOF, the undersigned have executed this Warrant Exercise Agreement as of the date first written above.

COMPANY:

SHIFTPIXY, INC.

By:
Name:
Title:

Bank Account and Wire Instructions:

[HOLDER’S SIGNATURE PAGE TO WARRANT EXERCISE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Warrant Exercise Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: ____________________________________________

Signature of Authorized Signatory of Holder: ____________________________________________

Name of Authorized Signatory: ____________________________________________

Title of Authorized Signatory: ____________________________________________

Email Address of Holder: ____________________________________________

Number of Warrant Shares underlying Original Warrants to be exercised: 5,000,000

Aggregate Exercise Price of Original Warrants to be Exercised: $

New Warrants: (200% of sum of the total Original Warrants and January 2022 Warrants): 34,840,834

Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

DWAC Instructions for Warrant Shares to be issued upon exercise of Original Warrants: __________________